Exhibit 10 (2.6)
SIXTH MODIFICATION AGREEMENT
     This Agreement is entered into effective as of this 29th day of February, 2008, between 1900 Associates L.L.C., a Kansas limited liability company (“Landlord”), and Layne Christensen Company, a Delaware corporation (“Tenant”).
RECITALS
     A. Tenant and Landlord are party to that certain Commercial Building Lease dated December 21, 1994 (the “Original Lease”), as amended by (i) that certain First Modification and Ratification of Lease dated February 26, 1996, (ii) that certain Second Modification and Ratification of Lease Agreement dated April 28, 1997, (iii) that certain Third Modification and Extension Agreement dated November 3, 1998, (iv) that certain Fourth Modification Agreement dated December 29, 1998, and (v) that certain Fifth Modification Agreement dated March 1, 2003 (the Original Lease, as amended, to be referred to as the “Lease”).
     B. Landlord and Tenant desire to amend the Lease as provided herein.
     NOW, THEREFORE, in consideration of the mutual consideration set forth in this Agreement, Landlord and Tenant agree to amend the Lease as follows:
     1. Extension of Term. Notwithstanding anything to the contrary, the Lease Expiration Date is changed to December 31, 2013.
     2. Minimum Annual Rental. Notwithstanding anything to the contrary, the Minimum Annual Rental effective January 1, 2009, through the Lease Expiration Date shall be One Million Seventy-Six Thousand Three Hundred and No/100 Dollars ($1,076,300).
     3. Renewal Option. Section 6 of the Fifth Modification Agreement is amended by replacing the year 2007 in Paragraph (B) thereof with 2012 and by deleting “ninety percent (90%) of” from the second line of Paragraph (B) thereof.
     4. Landlord’s Work. Landlord agrees to perform, at its expense, the work described on the attached Exhibit A and the Rees Masilionis Turley LLC plans and specifications for Layne Christensen Company, Project # 07586, dated December 13, 2007 and December 18, 2007, the provisions of which are incorporated herein by reference (such plans and specifications and Exhibit A together referred to as the “Landlord Improvements”). Landlord agrees to complete the Landlord Improvements in a timely, good and workmanlike manner and shall comply with all applicable laws, ordinances rules and regulations of governmental authorities. Landlord and Tenant shall together agree on final finishes for the Landlord Improvements. Landlord shall provide an allowance of $25,000 to Tenant towards the purchase of furniture for the Commercial Building lobby area.
     5. Purchase Option. Section 7 of the Lease is deleted in its entirety.
     6. Operating Expense Escalation. The parties agree that for calendar year 2009, there shall be no Operating Expense Escalation Charge payable by Tenant. Effective January 1,

2010, the term “Base Year Operating Expenses” shall mean the Operating Expenses incurred during calendar year 2009.
     7. Rentable Area. The parties agree that rentable area of the Leased Premises is 45,556 square feet.
     8. Other Terms. Except as modified herein, all other terms and conditions of the Lease shall remain unmodified and in full force and effect.
     The parties have executed this Agreement effective as of the date indicated above.

1900 Associates L.L.C.		Layne Christensen Company
a Kansas limited liability company		a Delaware corporation

By:	/s/ James Ellis	By:	/s/ A.B. Schmitt

	James Ellis, Manager		Andrew B. Schmitt, President